                                                                    EXHIBIT 10.1




                       SPIN OFF AND CONTRIBUTION AGREEMENT

                                     BETWEEN

                       GENERAL CREDIT CORPORATION ("GCC")

                                       AND

                      GENERAL CREDIT, INC. ("SPIN-OFF SUB")

                               DATED JULY 18, 2000

                                TABLE OF CONTENTS

ARTICLE I

RECITALS; DEFINITIONS.............................................................................................1
1.1      Recitals.................................................................................................1
1.2      Definitions..............................................................................................1

ARTICLE II

CONTRIBUTIONS AND TRANSFERS TO SPIN-OFF SUB.......................................................................3
2.1      Contribution and Transfer of Assets. ....................................................................3
2.2      Excluded Assets..........................................................................................3
2.3      Assumed Liabilities......................................................................................3
2.4      Transfer of Entities, Operations, Assets and Liabilities.................................................4

ARTICLE III

CERTAIN EVENTS OCCURRING BEFORE THE SPIN-OFF RECORD DATE..........................................................4
3.1      Spin-Off.................................................................................................4
3.2      Declaration by Board of Directors of GCC of Spin-Off Record Date.........................................4
3.3      Election of Officers and Directors of Spin-Off Sub.......................................................4
3.4      Reservation of Rights....................................................................................5

ARTICLE IV

SPIN-OFF..........................................................................................................5
4.1      Spin-Off.................................................................................................5

ARTICLE V

RELATED AGREEMENTS................................................................................................5
5.1      Related Agreements Between GCC and Spin-Off Sub..........................................................5

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF GCC.............................................................................7
6.1      Organization; Qualification..............................................................................7
6.2      Authority Relative to this Agreement and the Related Agreements..........................................7
6.3      Non-Contravention........................................................................................7

ARTICLE VII

REPRESENTATIONS AND WARRANTIES OF SPIN-OFF SUB....................................................................8
7.1      Organization; Qualification..............................................................................8
7.2      Authority Relative to this Agreement and the Related Agreements..........................................8
7.3      Non-Contravention........................................................................................8

ARTICLE VIII

ADDITIONAL AGREEMENTS.............................................................................................8
8.1      Conduct of Business and Management of Assets.............................................................8



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



8.2      Forbearances by GCC......................................................................................8
8.3      Taxes and Recording Fees.................................................................................9
8.4      Books, Records, Services and Access to Information.......................................................9
8.5      Confidentiality.........................................................................................10
8.6      Public Announcements....................................................................................10
8.7      Efforts to Consummate...................................................................................10
8.8      Further Assurances......................................................................................11
8.9      Instruments of Conveyance and Transfer, etc.............................................................11
8.10     Assignment of Contracts, Rights, etc....................................................................11
8.11     Insurance for Assets and Business after Contribution Date...............................................12

ARTICLE IX

DELIVERIES, ETC., IN CONNECTION WITH SPIN-OFF....................................................................12

9.1      Effectiveness of Spin-Off...............................................................................12
9.2      Deliveries by GCC.......................................................................................12
9.3      Deliveries by Spin-Off Sub..............................................................................13
9.4      Deliveries of Related Agreements........................................................................13

ARTICLE X

AMENDMENT AND WAIVER.............................................................................................13
10.1     Amendment...............................................................................................13
10.2     Survival................................................................................................13
10.3     Extension; Waiver.......................................................................................13

ARTICLE XI

GENERAL PROVISIONS...............................................................................................14
11.1     Interpretation..........................................................................................14
11.2     Counterparts............................................................................................14
11.3     Miscellaneous...........................................................................................14

SCHEDULES

Schedule 2.2      -        Excluded Assets
Schedule 2.3      -        Excluded Liabilities
Schedule 3.3      -        Officers and Directors of Spin-Off Sub
Schedule 6.3      -        Noncontravention



EXHIBITS

EXHIBIT A         -        SUBSIDIARIES OF GCC
EXHIBIT B         -        ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT C         -        APPOINTMENT OF TAX LIABILITY INCURRED WITH RESPECT
                           TO STRADDLE PERIODS AND OTHER TAX MATTERS

EXHIBIT D         -        WARRANT PROCEEDS AGREEMENT
EXHIBIT E         -        NON-COMPETITION AND NON-SOLICITATION AGREEMENT

EXHIBIT F         -        STOCK OPTION LIST



                       SPIN-OFF AND CONTRIBUTION AGREEMENT

         This SPIN-OFF AND CONTRIBUTION AGREEMENT (the "Agreement"), dated as of July 18, 2000, is made by and between General Credit Corporation, a New York corporation ("GCC") and General Credit, Inc., a Florida corporation and wholly owned subsidiary corporation of GCC ("Spin-Off Sub").

                                    RECITALS

         WHEREAS, GCC has engaged in the check factoring and related business (the "Business") directly and through its subsidiary corporations and desires to contribute to Spin-Off Sub substantially all of GCC's assets and Spin-Off Sub will assume substantially all of GCC's liabilities, including, without limitation, the shares of capital stock GCC owns in the subsidiary corporations listed on EXHIBIT A (the "GCC Subs"), which relate to the Business (collectively, the "Business Assets and Liabilities"), other than the Excluded Assets and Excluded Liabilities, upon the terms and subject to the conditions of this Agreement

         WHEREAS, upon the terms and subject to the conditions of this Agreement, on the Spin-Off Date (as hereinafter defined), GCC desires to distribute all of the issued and outstanding shares of capital stock of Spin-Off Sub PRO RATA to GCC shareholders of record as of the Spin-Off Record Date (as hereinafter defined) in the form of a dividend in the ratio (the "Exchange Ratio") of one (1) Spin-Off Sub Common Share to each one (1) GCC Common Share held by each such GCC shareholder as of such date; and

         WHEREAS, this Agreement is entered in connection with the proposed merger (the "Merger") of a newly formed wholly owned subsidiary of GCC with and into Diamond Dealing.com, Inc. ("DDI") upon the terms and subject to the conditions set forth in that certain Agreement and Plan of Reorganization and Merger, as a result of which, among other things, DDI will become a wholly owned subsidiary corporation of GCC.

         NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                              RECITALS; DEFINITIONS

1.1 RECITALS. The above stated Recitals are true and correct and are hereby incorporated by reference into this Agreement.

1.2 DEFINITIONS. As used herein, the following terms have the following meanings:

         "Affiliate," with respect to any party, means a party, person or entity that, directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such party, whether through the ownership of voting securities, by contract or otherwise.

         "Authority" means any national, federal, state or local governmental, judicial or regulatory agency or authority within or without the United States.

         "Business Assets and Liabilities" means all of the assets and liabilities of GCC except Excluded Assets and Excluded Liabilities, respectively.

         "Business" has the meaning set forth in the introductory paragraph hereof.

         "Confidential Information" has the meaning set forth in Section 8.5.

         "Contribution Date" means the time and day on which the Assets are contributed to Spin- Off Sub pursuant to Section 2.1.

         "Effective Time" shall mean the time that the Spin-Off is consummated.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange Ratio" has the meaning set forth in the Recitals.

         "Excluded Assets" has the meaning set forth in Section 2.2.

         "Excluded Liabilities" has the meaning set forth in Section 2.3(b).

         "GCC Subs" has the meaning set forth in the introductory paragraph hereof.

         "GCC" has the meaning set forth in the introductory paragraph hereof.

         "GCC Common Shares" means the shares of common stock, $.001 par value per share, of GCC.

         "Merger" has the meaning set forth in the Recitals.

         "Person" means an individual, partnership (general or limited), corporation, association or other form of business organization (whether or not regarded as a legal entity under applicable law), trust, estate or any other entity.

         "Related Agreements" means all of the agreements listed in Article V.

         "Representative," with respect to any party, means any officer, director, employee, representative, consultant or advisor of such party.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Spin-Off" has the meaning set forth in the Recitals.

         "Spin-Off Date" means the time and day on which the Spin-Off is consummated pursuant to Section 4.1.

         "Spin-Off Record Date" means the time and day that the Board of Directors of GCC, as contemplated by Article III, designates as the record date for determining the names and holdings of the GCC shareholders entitled to participate in the distribution of Spin-Off Sub Common Shares contemplated as part of the Spin-Off.

         "Spin-Off Sub" has the meaning set forth in the introductory paragraph hereof.

         "Spin-Off Sub Common Shares" means the authorized shares of common stock, $.001 par value, of Spin-Off Sub.

         "Subsidiary", when used with respect to any Person, means any corporation or other business entity, whether or not incorporated, of which such Person holds, directly or indirectly, more than 50% of the securities or interests having, by their terms, ordinary voting power to elect members of the Board of Directors, or other persons performing similar functions with respect to such entity.

                                   ARTICLE II
                   CONTRIBUTIONS AND TRANSFERS TO SPIN-OFF SUB

2.1 CONTRIBUTION AND TRANSFER OF ASSETS. At the Effective Time, GCC shall contribute to Spin-Off Sub all of GCC's right, title and interest in and to the Business Assets and Liabilities.

2.2 EXCLUDED ASSETS. The assets listed on SCHEDULE 2.2 (collectively, the "Excluded Assets") shall be excluded from the Business Assets and Liabilities.

2.3 ASSUMED LIABILITIES.

         (a) Except as expressly provided herein, Spin-Off Sub shall assume and pay and indemnify GCC with respect to all contracts, obligations and liabilities included in the Business Assets and Liabilities, whether accrued, absolute, contingent or otherwise, and whether due or to become due, including, without limitation, all obligations of GCC acting as a guarantor, and all obligations under leases and other executory contracts and liabilities, whether arising as a result of the transactions contemplated hereby, existing on the date hereof, or based on facts or actions arising on or prior to the Spin-Off Date, whether or not such obligations shall have been disclosed herein (collectively, the "Assumed Liabilities").

         (b) Notwithstanding the provisions of Section 2.3(a), the liabilities and obligations listed on SCHEDULE 2.3 (collectively, the "Excluded Liabilities") shall be excluded from the Business Assets and Liabilities.

         (c) The Assumed Liabilities will include all liabilities and obligations of GCC resulting from the breach of any representation or warranty or the failure to satisfy any covenant under this Agreement except for Excluded Liabilities.

2.4 TRANSFER OF ENTITIES, OPERATIONS, ASSETS AND LIABILITIES.

         (a) Prior to the Spin-Off Date, GCC and Spin-Off Sub agree to take such action as may be necessary or appropriate, to cause all of the Business Assets and Liabilities (including, without limitation, all agreements relating thereto), to be properly conveyed or assigned to Spin-Off Sub. Except as otherwise provided in this Agreement, Spin-Off Sub shall bear the costs of such conveyances.

         (b) In the event that the transfer of all Business Assets and Liabilities is not accomplished by the Spin-Off Date, the Parties agree that Spin-Off Sub shall have de facto control and equitable ownership of the entities, operations and assets, and de facto responsibility for the obligations and liabilities, intended to be transferred to Spin-Off Sub; provided, however, that if any uncompleted steps financially affect either GCC or Spin-Off Sub, the Parties agree to use their respective best efforts to equitably resolve any such financial impact.

         (c) This Section 2.4 shall not inure to the benefit of any third party.

         (d) GCC shall obtain releases dated as of the Effective Time from Irwin Zellermaier and Gerald Nimberg releasing GCC of its obligations in connection with any employment between such person and GCC.

                                   ARTICLE III
            CERTAIN EVENTS OCCURRING BEFORE THE SPIN-OFF RECORD DATE

         As a condition to the consummation of the Spin-Off, each of the transactions listed in this Article III (collectively, the "Article III Transactions") shall be consummated before the Spin-Off Record Date.

3.1 SPIN-OFF. After the Contribution Date, GCC shall effect the Spin-Off by distributing all of the issued and outstanding shares of capital stock of Spin-Off Sub to GCC's Shareholders as a dividend.

3.2 DECLARATION BY BOARD OF DIRECTORS OF GCC OF SPIN-OFF RECORD DATE. As of or after the date hereof, the Board of Directors of GCC shall declare a dividend on the GCC Common Shares, which declaration shall be revocable until the Spin-Off Record Date, and shall establish the Spin-Off Record Date. Such dividend shall be of all of the issued and outstanding Spin-Off Sub Common Shares and shall be distributed to the holders of record, as of the Spin-Off Record Date, of GCC Common Shares in the ratio equal to the Exchange Ratio.

3.3 ELECTION OF OFFICERS AND DIRECTORS OF SPIN-OFF SUB. If not done prior to the execution of this Agreement, GCC, as the sole shareholder of Spin-Off Sub before the Spin-Off, shall elect or cause to be elected, effective promptly after the execution of this Agreement, the slates of officers and directors designated on SCHEDULE 3.3 as the officers and directors of Spin-Off Sub.

3.4 RESERVATION OF RIGHTS. Notwithstanding any provision set forth herein to the contrary, GCC reserves any rights available to it under applicable law as the sole shareholder, from time to time, of Spin-Off Sub to register the distribution of the Spin-Off Common Shares under the Securities Act, to register such Shares under the Exchange Act, and to take all necessary or appropriate action under state and federal securities laws to enable a public trading market in such shares to develop as soon as market conditions permit.

                                   ARTICLE IV
                                    SPIN-OFF

4.1 SPIN-OFF.

         (a) GCC shall effect the Spin-Off by distributing the dividend declared pursuant to Section 3.2. On such Spin-Off Date, GCC will transfer to a distribution agent (the "Agent"), for the benefit of holders of record of GCC Common Shares at the close of business on the Spin-Off Record Date, the Spin-Off Common Shares then owned by GCC, together with an irrevocable voting rights proxy in favor of the Agent. Prior to the Spin-Off Date, the Parties shall take such action with respect to the Spin-Off Sub Common Shares as is required to complete the Spin-Off on the basis of the Exchange Ratio. GCC shall instruct the Agent to distribute such Spin-Off Common Shares to the holders of record of GCC Common Shares at the close of business on the Spin-Off Record Date. All of the Spin-Off Sub Common Shares so issued shall be fully paid and nonassessable. The Spin-Off shall be effective as of 4:00 p.m. on the Spin-Off Date.

         (b) As of the Spin-Off Date, GCC shall have no further responsibility for, or any rights with respect to, the management or operation of Spin-Off Sub or the Business; provided, that the foregoing shall not affect any rights of GCC or Spin-Off Sub established herein or in any Related Agreement.

                                    ARTICLE V
                               RELATED AGREEMENTS

5.1 RELATED AGREEMENTS BETWEEN GCC AND SPIN-OFF SUB. In connection with the consummation of the transactions contemplated hereby, GCC and Spin-Off Sub shall enter into the following agreements (the "Related Agreements"), which Related Agreements shall survive the Spin-Off Date:

         (a) ASSIGNMENT AND ASSUMPTION AGREEMENT. GCC shall assign to Spin-Off Sub, and Spin-Off Sub shall assume all of the obligations and liabilities of GCC, except the Excluded Liabilities, pursuant to the Assignment and Assumption Agreement substantially in the form attached hereto as EXHIBIT B, including the obligations of GCC relating to dissenting shareholders, if any, at the Stockholder Meeting as described in Section 7.1(a) of the Merger Agreement, all employee related agreements and/or benefit plans of GCC.

         (b) TAX SHARING AGREEMENT. GCC and Spin-Off Sub shall share certain taxes pursuant to the Apportionment of Tax Liability With Respect to Straddle Periods and other Tax Matters attached hereto as EXHIBIT C (the "Tax Agreement");

         (c) WARRANT PROCEEDS AGREEMENT. GCC and Spin-Off Sub shall enter into the Warrant Proceeds Agreement in substantially the form attached hereto as EXHIBIT D, pursuant to which GCC agrees that within 10 days of GCC's receipt thereof, GCC shall deliver to Spin-Off Sub 33.3% of the net proceeds received by GCC from the exercise of (i) the purchase warrants issued by GCC in connection with GCC's initial public offering of securities (the "IPO Warrants"); and (ii) any securities issued to Barron Chase Securities, Inc. in connection with GCC's initial public offering of securities (the "Underwriter Warrants"). Further, the Warrant Proceeds Agreement provides that subject to the registration requirements of the Securities Act of 1933 and other applicable law, at the closing of the Merger, holders of IPO Warrants shall receive warrants to purchase shares of Common Stock of Spin-Off Sub substantially upon the terms and subject to the conditions of the IPO Warrants. The parties acknowledge and GCI shall undertake to comply with the Underwriter Warrants such that upon exercise of an Underwriter Warrant the holder shall be entitled to receive the number and kind of shares of Spin-Off Sub which such holder would have been entitled to receive had the Underwriter Warrant been exercised immediately prior to the Spin-Off Record Date. The parties acknowledge that this agreement shall survive the consummation of the Spin-Off and remain enforceable until the later of the expiration of the IPO Warrants or the Underwriter Warrants. In the event all or a part of such warrants are exercised by any holder on or before the Spin-Off Date, the proceeds thereof will be held in an isolated bank account and the proceeds distributed as described in the Warrant Proceeds Agreement.

         (d) RESERVED.

         (e) NON-COMPETE AGREEMENT. GCC and Spin-Off Sub agree that, effective on the date hereof, DDI and the individuals listed as parties thereto shall not, or allow their Affiliates to, engage in or fund the business of check factoring, commercial check cashing, a Clearing House for deposit of checks, retail check cashing, credit card processing, credit card independent sales organization or credit card factoring, for a period of three (3) years from date hereof, pursuant to the Non-Competition and Non-Solicitation Agreement attached hereto as EXHIBIT E.

         (f) STOCK OPTIONS. Spin-Off Sub shall grant options to purchase Spin-Off Common Shares to the individuals and in the amounts listed on EXHIBIT F.

                                   ARTICLE VI
                      REPRESENTATIONS AND WARRANTIES OF GCC

         GCC represents and warrants the following to Spin-Off Sub as of the date hereof:

6.1 ORGANIZATION; QUALIFICATION.

         GCC is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has corporate power and authority to own all of its properties and assets and to carry on its business as it is now being conducted. GCC and each of its subsidiaries engaged in the Business as of the date hereof is duly qualified and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary except in those jurisdictions where the failure to be duly qualified and in good standing would not have a material adverse effect on the Business Assets and Liabilities, taken as a whole.

6.2 AUTHORITY RELATIVE TO THIS AGREEMENT AND THE RELATED AGREEMENTS. GCC has the corporate power and authority to execute and deliver this Agreement and the Related Agreements to which it is a party and to consummate the transactions contemplated on its part hereby and thereby. The execution and delivery by GCC of this Agreement and such Related Agreements and the consummation by it of the transactions contemplated on their parts hereby and thereby, have been duly authorized by their Boards of Directors and no other corporate proceedings on the part of GCC is necessary with respect thereto. This Agreement constitutes, and the Related Agreements (when executed and delivered by Spin-Off Sub and GCC) will constitute, valid and binding obligations of GCC, as the case may be, enforceable in accordance with their terms except as the same may be limited by
(i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally, or (ii) general principles of equity, whether considered in a proceeding in equity or at law.

6.3 NON-CONTRAVENTION. The execution and delivery by GCC of this Agreement and the Related Agreements does not, and the consummation of the transactions contemplated hereby and thereby will not, (i) violate or result in a breach of any provision of the Certificate of Incorporation or Bylaws of GCC, (ii) except as set forth in SCHEDULE 6.3, result in a default (or give rise to any right of termination, cancellation or acceleration) under the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation to which GCC or any of it subsidiaries is a party or by which GCC or any of its subsidiaries or any of the Business Assets and Liabilities may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been or shall be obtained by GCC before the Spinoff Record Date or the obtaining of which has been or shall be waived by Spin-Off Sub before the Spinoff Record Date, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to GCC or any of it subsidiaries or any of the Business Assets and Liabilities excluding from the foregoing clauses (ii) and (iii) such defaults and violations which would not have a material adverse effect on the Business Assets and Liabilities and the Business, taken as a whole.

                                   ARTICLE VII
                 REPRESENTATIONS AND WARRANTIES OF SPIN-OFF SUB

         Spin-Off sub represents and warrants the following to GCC as of the date hereof:

7.1 ORGANIZATION; QUALIFICATION. Spin-Off Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has corporate power and authority to own all of its properties and assets and to carry on its business as it is contemplated to be carried on hereunder. Spin-Off Sub is duly qualified and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of its business makes such qualification necessary except in those jurisdictions where the failure to be duly qualified and in good standing would not have a material adverse effect on the business of Spin-Off Sub, taken as a whole.

7.2 AUTHORITY RELATIVE TO THIS AGREEMENT AND THE RELATED AGREEMENTS. Spin-Off Sub has corporate power and authority to execute and deliver this Agreement and the Related Agreements to which it is contemplated to be a party and to consummate the transactions contemplated on its part hereby and thereby. The execution and delivery by Spin-Off Sub of this Agreement and the Related Agreements to which it is a party and the consummation by it of the transactions contemplated on its part hereby and thereby, have been duly authorized by its Board of Directors and no other corporate proceedings on its part are necessary with respect thereto. This Agreement constitutes, and any Related Agreement to which it is a party when executed and delivered by Spin-Off Sub will constitute, its valid and binding obligations, enforceable in accordance with their terms except as the same may be limited by (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally or (ii) general principles of equity, whether considered in a proceeding in equity or at law.

7.3 NON-CONTRAVENTION. The execution and delivery by Spin-Off Sub of this Agreement does not, and its execution and delivery of any Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby will not violate or result in a breach of any provision of its Certificate of Incorporation or Bylaws.


                                  ARTICLE VIII
                              ADDITIONAL AGREEMENTS

8.1 CONDUCT OF BUSINESS AND MANAGEMENT OF ASSETS. After the date hereof and until the Spin-Off Date, GCC (i) shall conduct the Business only in the usual, regular and ordinary manner consistent with past practice; and (ii) shall use reasonable efforts to preserve intact the present business organization and operations of the Business, keep available the services of its employees and preserve its relationships with licensors, suppliers, dealers, customers and others having business relationships with the Business.

8.2 FORBEARANCES BY GCC. Except as specifically contemplated by this Agreement, GCC shall not, after the date hereof: (i) sell, dispose of, transfer or encumber, other than in the ordinary course of business, any of the Business Assets and Liabilities; (ii) amend, modify or cancel any material contract or lease except in accordance with its terms; (iii) enter into any binding agreement with respect to any of the foregoing.

8.3 TAXES AND RECORDING FEES.

         (a) All property taxes and special assessments payable or refunds receivable in respect of any of the Real Property shall be governed by the Tax Agreement.

         (b) All sales and transfer taxes and fees (including filing fees, if any) incurred in connection with this Agreement and the transactions contemplated hereby and all required tax returns and other documents relating to such taxes and fees shall be paid in accordance with the Tax Agreement.

8.4 BOOKS, RECORDS, SERVICES AND ACCESS TO INFORMATION.

         (a) Except as otherwise provided in the attachments hereto, for a period of up to twelve (12) months from and after the Spin-Off Date, each party shall make available to the other, during normal business hours and in a manner which will not unreasonably interfere with such party's business, (collectively "Transitional Services") to the extent that the same are reasonably required to assist in effecting an orderly transition following the Spin-Off. Except as otherwise provided in the attachments hereto, the initial terms upon which Transitional Services shall be provided to Spin-Off Sub or GCC, shall be as set forth in the Transition Agreement.

         (b) To the extent that any Related Agreement requires treatment or retention of any books, records or documents in a fashion other than as set forth in this Section 8.4, the provisions of such Related Agreement shall control.

         (c) From and after the Spin-Off Date, GCC shall afford Spin-Off Sub and its authorized employees and representatives reasonable access (including access to persons or firms possessing relevant information and records) and reasonable duplicating rights during normal business hours to, copies of, all records, books, contracts, instruments, data and other information (collectively, "Information") of GCC and all of its subsidiaries relating to Spin-Off Sub, insofar as such access or copies are reasonably required by Spin-Off Sub.

         (d) Spin-Off Sub shall afford to GCC and its authorized employees and representatives reasonable access (including access to persons or firms possessing relevant information and records) and reasonable duplicating rights during normal business hours to copies of, all Information of Spin-Off Sub relating to GCC, insofar as such access or copies are reasonably required by GCC.

         (e) In lieu of retaining any specific Information, either Party may, in writing, offer to deliver such Information to the other Party. If such offer is accepted, the Party accepting delivery shall pay the reasonable out-of-pocket costs of the delivery. Each Party shall maintain the Information in accordance with the manner it treats similar material relating to its ongoing business.

         (f) At all times from and after the Spin-Off Date, each Party will use its reasonable best efforts to make available to the other, upon written request, its officers, directors, employees and agents as witnesses to the extent that the same may reasonably be required in connection with any legal, administrative or other proceedings in which the requesting Party may from time to time be involved.

         (g) Except as otherwise specifically provided for herein, a Party providing Information, Transitional Services or witnesses to the other hereunder shall be entitled to receive from the recipient, upon the presentation of appropriate invoices therefor, payments equal to its out-of-pocket expenses relating to supplies, disbursements, and such other costs and out-of-pocket expenses, or which may be reasonably incurred in providing such Information, Transitional Services or witnesses. Invoices shall be due and payable within thirty (30) days of receipt. Interest shall accrue on any unpaid amount at the rate of ten percent (10%) per annum thereafter.

         (h) Spin-Off Sub shall arrange for the transportation of existing corporate records of GCC in its possession, including original corporate minute books, stock ledgers and certificates, and corporate seals, to GCC's corporate address.

         (i) GCC shall arrange for the transportation of records in its possession and all active agreements, deeds to real property, active litigation files and filings with governmental entities, if any, relating exclusively to the Business, to Spin-Off Sub's address.

8.5 CONFIDENTIALITY. GCC and Spin-Off Sub shall hold, and shall cause each of their respective subsidiaries, officers, employees, agents, consultants and advisors to hold, in strict confidence, all non-public Information concerning the other Party furnished it by such other Party or its representatives pursuant to this Agreement, unless compelled to disclose such Information by judicial or administrative process or, in the opinion of counsel, by other requirements of law (in which case such Party shall promptly notify the other Party so that the other Party may seek a protective or other appropriate remedy); and each Party shall not release or disclose such Information to any other person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors who shall be bound by the provisions of this Agreement. Each Party shall be deemed to have satisfied its obligations hereunder with respect to confidential information supplied by the other Party if it exercises the same care as it does with respect to preserving the confidentiality of its own similar information.

8.6 PUBLIC ANNOUNCEMENTS. The parties shall consult with each other before issuing any press releases or otherwise making any public statements with respect to this Agreement and the transactions contemplated hereby and shall not issue any such press release or make any such public statement without providing reasonable notice to the other parties hereto of the intent to do so and obtaining the consent of the other parties hereto, unless such action is required by law.

8.7 EFFORTS TO CONSUMMATE. Subject to the terms and conditions of this Agreement, each of the parties hereto shall use its reasonable best efforts to take, or to cause to be taken, all action and to do, or to cause to be done, all things necessary, proper or advisable to consummate, as


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



promptly as practicable, the transactions contemplated hereby. Each party shall cooperate fully with the other parties hereto in assisting such parties to comply with this Section 8.7.

8.8 FURTHER ASSURANCES.

         (a) GCC shall, at the request of Spin-Off Sub, at or after the Spin-Off Date, without further consideration, do, execute, acknowledge or deliver, or shall cause to be done, executed, acknowledged or delivered, all such further acts, deeds, transfers, conveyances, assignments or assurances as may be reasonably required for the better transferring, conveying, assigning and assuring to Spin-Off Sub or for aiding and assisting in the collection of or reducing to possession by Spin-Off Sub, any of the Business Assets and Liabilities; provided, however, that the obligation of GCC under this Section
8.8 shall not require either such party to expend any funds or incur any substantial economic burden in connection with obtaining any consents from third parties, whether governmental or private, or to pay any transfer, filing or recordation taxes or fees, except as otherwise provided in this Agreement.

         (b) Spin-Off Sub shall, at the request of GCC, at or after the Spin-Off Date, without further consideration, do, execute, acknowledge or deliver, or shall cause to be done, executed, acknowledged or delivered, all such further acts, deeds, assumptions or assurances as may be reasonably required for the better effecting or evidencing the conveyance and assumption, as the case may be, of the Business Assets and Liabilities, provided, however, that the obligation of Spin-Off Sub under this Section 8.8 shall not require either such party to expend any funds or incur any substantial economic burden in connection with obtaining any consents from third parties, whether governmental or private, or to pay any transfer, filing or recordation taxes or fees, except as otherwise provided in this Agreement.

8.9 INSTRUMENTS OF CONVEYANCE AND TRANSFER, ETC. On the date each Asset is contributed or transferred hereunder, GCC shall deliver to Spin-Off Sub such deeds, bills of sale, endorsements, assignments and other instruments of transfer, conveyance and assignment as shall be reasonably necessary to transfer each Asset to Spin-Off Sub; provided, however, that all such instruments shall be without recourse and without representation or warranty (all such representations and warranties being made exclusively in this Agreement). To the extent not completed by the Contribution Date, as promptly as possible and no later than the Spin-Off Date, GCC shall take all such steps as may be reasonably required to put Spin-Off Sub in possession and operating control of the Assets.

8.10 ASSIGNMENT OF CONTRACTS, RIGHTS, ETC. Notwithstanding anything contained in this Agreement to the contrary, this Agreement shall not constitute an agreement to assign the right, title or interest of GCC, to or under any contract, license, lease, commitment, sales order, purchase order or other agreement or any claim or right of any benefit arising thereunder or resulting therefrom if any attempted assignment thereof, without the consent of a third party thereto, would constitute a breach thereof or in any way adversely affect the rights of GCC thereunder. GCC shall use its reasonable best efforts to obtain, and Spin-Off Sub agrees to cooperate with GCC in its efforts to obtain, any required third party consent to the assignment or transfer thereof to Spin-Off Sub. If such consent is not obtained, GCC and Spin-Off Sub shall


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



cooperate in any reasonable arrangements designed to provide Spin-Off Sub with the benefits thereunder, including enforcement for the benefit of Spin-Off Sub of any and all rights of GCC against such third party arising out of the cancellation by such third party or otherwise. As between Spin-Off Sub and GCC, Spin-Off Sub shall assume all contractual obligations and liabilities with respect to the foregoing and shall indemnify GCC for all costs, expenses and other consequences resulting from such contracts.

         Notwithstanding the foregoing provisions of this Section 8.10, the obligations of GCC under this Section 8.10 shall not include any obligation to make any payment or to incur any economic burden.

8.11 INSURANCE FOR ASSETS AND BUSINESS AFTER CONTRIBUTION DATE. All policies of liability, fire, workers' compensation and other forms of insurance maintained by GCC insuring the Business Assets and Liabilities shall continue in full force and effect up to and through the Spin-Off Date, shall be terminated effective 4:00 p.m. on the Spin-Off Date. Any refunds of prepaid premiums with respect to such terminated insurance shall be for Spin-Off Sub's account. Spin-Off Sub shall be responsible for obtaining such initial insurance coverage for the Business Assets and Liabilities from and after the Spin-Off Date. Spin-Off Sub shall be liable for payment of all premiums with respect to such initial insurance coverage and all subsequent coverage which Spin-Off Sub thereafter elects to obtain.

                                   ARTICLE IX
                  DELIVERIES, ETC., IN CONNECTION WITH SPIN-OFF

9.1 EFFECTIVENESS OF SPIN-OFF. The consummation of the Spin-Off shall be deemed to have occurred upon the distribution of the dividend as contemplated in
Section 4.1 and the actions taken in connection therewith shall be effective as of the Spin-Off Date. The deliveries required to be made under this Article IX shall occur at the offices of GCC or at such other place as the parties shall agree.

9.2 DELIVERIES BY GCC. At or before the Spin-Off Record Date, GCC shall deliver to Spin-Off Sub the following:

         (a) copies of duly executed quitclaim deeds in recordable form which convey to Spin-Off Sub title to the real property, if any, subject to permitted exceptions;

         (b) copies of such document or documents (suitable for filing, registration or recording, if applicable) as are necessary to transfer to Spin-Off Sub the Business Assets and Liabilities other than the Real Property;

         (c) evidence that all of the proceedings contemplated by Section 9.3 have been completed;

         (d) copies of any duly executed Related Agreements and evidence that all consents, including the consent of the shareholders of GCC, have been obtained;


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



         (e) the certificates representing all of the issued and outstanding shares of common stock of the GCC Subs included in the Assets, duly registered in the name of Spin-Off Sub or duly endorsed or with stock powers attached thereto duly signed for transfer, with customary guarantees of signature; and

         (f) such additional documents as Spin-Off Sub may reasonably request.

9.3 DELIVERIES BY SPIN-OFF SUB. At or before the Spin-Off Record Date, Spin-Off Sub shall deliver to GCC the following:

         (a) evidence that all of the proceedings contemplated by Section 9.3 have been completed;

         (b) copies of any duly executed Related Agreements and evidence that all consents, including the consent of the shareholders of Spin-Off Sub, have been obtained;

         (c) the Assignment, Assumption and Indemnity Agreement;

         (d) such additional documents as GCC may reasonably request.

9.4 DELIVERIES OF RELATED AGREEMENTS. At or before the Spin-Off Date, each of the parties to each Related Agreement shall deliver an executed copy of such Agreement to the other parties thereto.

                                    ARTICLE X
                              AMENDMENT AND WAIVER

10.1 AMENDMENT. This Agreement and the exhibits and schedules hereto may be amended at any time before the Spin-Off; provided, that any such amendment is approved in writing by each of the parties hereto.

10.2 SURVIVAL. All of the provisions of this Agreement shall survive the Spin-Off Date.

10.3 EXTENSION; WAIVER. At any time before the Spin-Off, any party to this Agreement which is entitled to the benefits thereof may (i) extend the time for the performance of any of the obligations of another party hereto, (ii) waive any misrepresentation (including an omission) or breach of a representation or warranty of another party hereto, whether contained herein or in any exhibit, schedule or document delivered pursuant hereto, or (iii) waive compliance of another party hereto with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in a written instrument signed by the party or parties giving the extension or waiver.


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



                                   ARTICLE XI
                               GENERAL PROVISIONS

11.1 INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. Unless the context otherwise requires, terms (including defined terms) used in the plural include the singular, and vice versa.

11.2 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.3 MISCELLANEOUS. This Agreement together with the Related Agreements (i) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof; (ii) is not intended to and shall not confer upon any person, association or entity, other than the parties hereto, any rights or remedies with respect to the subject matter or any provision hereof; (iii) shall not be assigned by operation of law or otherwise; and (iv) shall be governed in all respects by the laws of the State of New York without regard to its laws or regulations relating to conflicts of laws.



                         [signatures on following page]



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         IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed by their duly authorized officers.

GENERAL CREDIT CORPORATION ("GCC")         GENERAL CREDIT, INC. ("SPIN-OFF SUB")


By: /s/ Gerald Nimberg                     By: /s/ Irwin Zellermaier
    -----------------------------              -----------------------------
    Gerald Nimberg, President                  Irwin Zellermaier, Chief
                                               Executive Officer


ACKNOWLEDGED AND AGREED TO
THIS 18TH DAY OF JULY, 2000 BY:

DIAMOND DEALING.COM, INC. ("DDI")


By: /s/ Fred Schulman
    -----------------------------
    Fred Schulman, Vice President




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